EXHIBIT 99.1

Actua Announces Fourth Quarter and Full-Year 2016 Financial Results

Accelerating revenue growth in the second half of 2016 serves as foundation for strong growth in 2017

RADNOR, Pa., March 09, 2017 (GLOBE NEWSWIRE) -- Actua Corporation (Nasdaq:ACTA) (“Actua”) today reported its results for the fourth quarter and year ended December 31, 2016.

2016 Highlights

  Sold GovDelivery, resulting in proceeds to Actua of approximately $133 million and related gain of $124 million
  Repurchased 5.6 million shares of Actua stock in 2016 for $73.7 million, including 4.6 million shares for approximately $64 million ($14.00 per share) through a modified “Dutch auction” tender offer
  Completed three strategic tuck-in acquisitions, two at VelocityEHS and one at FolioDynamix, and expanded the capabilities of our businesses through significant technology enhancements

"The accelerating revenue and bookings growth we experienced in the second half of 2016 positions us for strong revenue growth in 2017," said Walter Buckley, CEO of Actua. “We believe that this revenue growth, coupled with ongoing improvement in operating leverage, will continue to drive long-term stockholder value."

Revenue was $29.3 million for the fourth quarter of 2016, up from $25.5 million for the fourth quarter of 2015.  Net income attributable to Actua for the fourth quarter of 2016 was $107.2 million, or $2.94 per diluted share, compared to net loss attributable to Actua of $(52.2) million, or $(1.40) per diluted share, for the comparable prior year quarter.  During the three months ended December 31, 2016, Actua's results were positively impacted by the gain associated with the GovDelivery sale of approximately $124 million.  Non-GAAP net loss for the fourth quarter of 2016 was $(2.2) million, or $(0.06) per diluted share, which was consistent with a non-GAAP net loss of $(2.2) million, or $(0.06) per diluted share, for the comparable prior year quarter.  Cash flow from operations was a source of $3.0 million for the fourth quarter of 2016, compared to a use of $(0.3) million for the fourth quarter of 2015.

Revenue was $109.3 million for the year ended December 31, 2016, up from $98.4 million for the prior year.  Net income attributable to Actua for the year ended December 31, 2016 was $70.1 million, or $1.91 per diluted share, compared to a net loss attributable to Actua of $(96.1) million, or $(2.59) per diluted share, for 2015.  Net income for the year ended December 31, 2016 was positively impacted by the GovDelivery gain referenced above.  Net loss for the year ended December 31, 2015 was negatively impacted by a $39.7 million non-cash goodwill impairment charge.  Non-GAAP net loss for the year ended December 31, 2016 was $(9.7) million, or $(0.26) per diluted share, compared to a non-GAAP net loss of $(7.2) million, or $(0.19) per diluted share, for 2015.  Cash flow from operations was a use of $(4.2) million for the year ended December 31, 2016, compared to a use of ($4.5) million for the year ended December 31, 2015.

2017 Guidance

Actua expects 2017 annual GAAP revenue in the range of between $125 million and $130 million, representing a range of between 14% and 19% growth from 2016.  Actua expects annual GAAP cash flow from operations in the range of between a use of $(2.0) million and a source of $2.0 million.  Non-GAAP net income (loss) per share is expected to be in the range of between $(0.10) and $(0.15) per diluted share for 2017, based on 32.5 million shares assumed diluted shares outstanding for 2017.

“Given the progress we made in 2016, and looking ahead to the coming year, share repurchases continue to be an important focus of our capital allocation strategy,” said R. Kirk Morgan, CFO of Actua.  “From January 1 through March 8, 2017, we deployed an additional $7.0 million to repurchase over 500,000 shares and approximately $53.8 million remains available under our $189.8 million share repurchase program.  We expect to continue to opportunistically repurchase our shares through the remainder of 2017.”

A reconciliation of the non-GAAP financial measures used above with the most comparable GAAP financial measures is included with the financial tables at the end of this release.

Please see Actua’s website at www.actua.com for more information on Actua, its businesses and its fourth quarter 2016 results.

Actua will host a webcast at 10:00 a.m. ET today to discuss its financial results.  As part of the live webcast for this call, Actua will post a slide presentation to accompany the prepared remarks.  To access the webcast, go to www.actua.com/investors/events-presentations/ and click on the webcast link.  Please log on to the website approximately ten minutes prior to the call to register and download any necessary audio software.  The conference call is also accessible through listen-only mode by dialing 800.708.4540 or 847.619.6397.  The passcode is 44194744.

For those unable to participate in the conference call, a replay will be available from March 9, 2017 at 12:30 p.m. ET until March 16, 2017 at 11:59 p.m. ET.  To access the replay, dial 888.843.7419 or 630.652.3042.  The passcode is 44194744#.  The replay and slide presentation also can be accessed in the investor relations section of the Actua website at www.actua.com/investors/events-presentations/.

About Actua
Actua Corporation (Nasdaq:ACTA), the multi-vertical cloud company, brings the power of the cloud to vertical markets and processes.  Actua is pioneering the second wave of the SaaS revolution - the vertical wave - by growing cloud businesses that are transforming their markets.  With over 700 employees delivering unrivaled domain knowledge, agility and responsiveness to our customers, Actua’s rapidly growing vertical cloud businesses are positioned to lead this wave.  For the latest information about Actua and its brands, please go to www.actua.com.

Safe Harbor Statement under Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve certain risks and uncertainties, including, but not limited to, risks associated with our ability to compete successfully in highly-competitive, rapidly-developing markets, the valuation of public and private cloud-based businesses by analysts, investors and other market participants, our ability to deploy capital effectively and on acceptable terms, the effect of economic conditions generally, capital spending by our customers, our ability to retain existing customer relationships and revenue streams and secure new ones, developments in the markets in which we operate and our ability to respond to those changes in a timely and effective manner, the availability, performance and security of our cloud-based technology, particularly in light of increased cybersecurity risks and concerns, our ability to retain key personnel, our ability to successfully integrate any acquired business, the impact of any potential acquisitions, dispositions, share repurchases or other strategic transactions, our ability to have continued access to capital and to manage capital resources effectively, and other risks and uncertainties detailed in Actua's filings with the U.S. Securities and Exchange Commission.  These and other factors may cause actual results to differ materially from those projected.

Actua Corporation
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015

Revenue	$29,324	$25,475	$109,301	$98,432

Operating expenses
Cost of revenue (a)	7,735	6,887	29,186	27,420
Sales and marketing (a)	9,946	8,921	40,807	35,832
General and administrative (a)	12,010	13,627	46,936	54,516
Research and development (a)	5,536	4,619	21,642	18,996
Amortization of intangibles	3,652	3,303	14,384	13,449
Impairment related and other	375	39,787	768	40,769
Total operating expenses	39,254	77,144	153,723	190,982
Operating income (loss)	(9,930)	(51,669)	(44,422)	(92,550)

Other income (expense):
Other income (loss), net	131	204	2,857	1,741
Interest income	165	43	283	126
Interest expense	(3)	(93)	(96)	(197)

Income (loss) before income taxes and discontinued operations	(9,637)	(51,515)	(41,378)	(90,880)

Income tax benefit (expense)	13,501	(89)	13,210	(293)

Income (loss) from continuing operations	3,864	(51,604)	(28,168)	(91,173)
Income (loss) from discontinued operations	102,019	(2,140)	94,017	(9,172)
Net income (loss)	105,883	(53,744)	65,849	(100,345)
Less: Net income (loss) attributable to the noncontrolling interests	(1,348)	(1,593)	(4,236)	(4,265)
Net income (loss) attributable to Actua	$107,231	$(52,151)	$70,085	$(96,080)

Amounts attributable to Actua common shareholders:
Net income (loss) from continuing operations	$4,380	$(50,170)	$(25,210)	$(87,560)
Net income (loss) from discontinued operations	102,851	(1,981)	95,295	(8,520)
Net income (loss) attributable to Actua common shareholders	$107,231	$(52,151)	$70,085	$(96,080)

Basic net income (loss) per share:
Income (loss) from continuing operations attributable to Actua common shareholders	$0.12	$(1.35)	$(0.69)	$(2.36)
Income (loss) from discontinued operations attributable to Actua common shareholders	2.87	(0.05)	2.60	(0.23)
Income (loss) attributable to Actua common shareholders	$2.99	$(1.40)	$1.91	$(2.59)

Shares used in computation of basic net income (loss) per common share attributable to Actua common shareholders	35,865	37,190	36,672	37,080

Diluted net income (loss) per share:
Income (loss) from continuing operations attributable to Actua common shareholders	$0.12	$(1.35)	$(0.69)	$(2.36)
Income (loss) from discontinued operations attributable to Actua common shareholders	2.82	(0.05)	2.60	(0.23)
Income (loss) attributable to Actua common shareholders	$2.94	$(1.40)	$1.91	$(2.59)

Shares used in computation of diluted net income (loss) per common share attributable to Actua common shareholders	36,421	37,190	36,672	37,080

(a) Includes equity-based compensation of:
Cost of revenue	$32	$36	$107	$140
Sales and marketing	82	98	315	330
General and administrative	2,370	5,287	13,174	25,009
Research and development	141	128	462	465
	$2,625	$5,549	$14,058	$25,944

Actua Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	December 31,
	2016	2015

ASSETS
Cash and cash equivalents	$97,364	$72,457
Restricted cash	1,648	2,206
Accounts receivable, net	21,033	16,167
Prepaid expenses and other current assets	3,673	2,776
Assets of discontinued operations	—	29,129
Total current assets	123,718	122,735
Fixed assets, net	5,359	4,279
Goodwill	231,787	220,459
Intangible assets, net	73,406	80,443
Deferred tax assets	762	2,900
Cost method investments	17,250	18,146
Other assets, net	1,436	1,182
Total Assets	$453,718	$450,144

LIABILITIES AND EQUITY
Short-term debt	$1,320	$1,320
Accounts payable	12,269	7,992
Accrued expenses	10,149	8,215
Accrued compensation and benefits	8,381	9,865
Deferred revenue	35,834	26,102
Liabilities of discontinued operations	—	24,391
Total current liabilities	67,953	77,885
Deferred tax liability	—	266
Deferred rent	4,165	106
Deferred revenue	990	2,038
Contingent consideration	7,444	—
Other liabilities	1,824	1,372
Total Liabilities	82,376	81,667
Redeemable noncontrolling interests	5,858	10,506
Total Equity	365,484	357,971
Total Liabilities, Redeemable noncontrolling interests and Equity	$453,718	$450,144

Actua Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015

Operating Activities - continuing operations
Net income (loss)	$105,883	$(53,744)	$65,849	$(100,345)
(Income) loss from discontinued operations, including gain on sale, net of tax	(102,019)	2,140	(94,017)	9,172
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4,124	3,860	16,586	15,541
Equity-based compensation	2,625	5,549	14,058	25,944
Impairment related and other	(35)	39,711	384	40,001
Other (income) loss, net	(131)	(204)	(2,857)	(1,741)
Deferred income taxes	1,751	135	1,872	258
Income tax (benefit) expense related to income from discontinued operations	(15,758)	—	(15,758)	—
Contingent consideration	352	76	384	768
Changes in operating assets and liabilities - net of acquisitions:
Accounts receivable, net	(3,743)	(7,862)	(4,755)	1,198
Prepaid expenses and other assets	122	(130)	(1,183)	1,295
Accounts payable	3,173	(343)	4,150	(3,043)
Accrued expenses	2,714	(7,076)	1,846	(24)
Accrued compensation and benefits	1,568	1,489	(1,405)	2,683
Deferred revenue	4,116	16,093	8,228	5,406
Other liabilities	(1,766)	(38)	2,409	(1,582)
Cash flows provided by (used in) operating activities	2,976	(344)	(4,209)	(4,469)

Investing Activities - continuing operations
Capital expenditures, net	(345)	(592)	(2,601)	(2,237)
Change in restricted cash	30	(811)	611	(1,062)
Proceeds from sales/distributions of ownership interests	121,479	—	125,933	1,415
Ownership acquisition, net of cash acquired	(2,916)	(720)	(8,043)	(2,020)
Cash flows provided by (used in) investing activities	118,248	(2,123)	115,900	(3,904)

Financing Activities - continuing operations
Acquisition of noncontrolling interest in subsidiary equity	—	(6,039)	(5,578)	(9,991)
Payments on contingent consideration	—	—	(2,664)	(1,870)
Borrowings of short-term debt and note payable	—	—	—	820
Repayment of notes payable and capital lease obligations	—	—	(8)	(24)
Purchase of treasury stock	(64,732)	—	(74,265)	(1,702)
Tax withholdings related to equity-based awards	(260)	(352)	(1,828)	(4,279)
Financing activities with discontinued operations, net	(755)	1,570	(2,500)	(2,301)
Cash flows provided by (used in) financing activities	(65,747)	(4,821)	(86,843)	(19,347)
Effect of exchange rate on cash flows and cash equivalents	100	6	59	25
Net increase (decrease) in cash and cash equivalents from continuing operations	55,577	(7,282)	24,907	(27,695)
Discontinued Operations:
Cash flows provided by (used in) operating activities	547	4,868	(5,681)	3,758
Cash flows provided by (used in) investing activities	—	37	(675)	(4,863)
Cash flows provided by (used in) financing activities	(734)	(1,899)	2,500	1,979
Net increase (decrease) in cash and cash equivalents from discontinued operations	(187)	3,006	(3,856)	874
Cash and cash equivalents at beginning of period - discontinued operations	187	849	3,856	2,982
Less: cash and cash equivalents at end of period - discontinued operations	—	3,856	—	3,856
Cash and cash equivalents at beginning of period	41,787	79,739	72,457	100,152
Cash and cash equivalents at end of period	$97,364	$72,457	$97,364	$72,457

Actua Corporation
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	2015				2016
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
GAAP net income (loss) attributable to Actua:	$(14,765)	$(15,282)	$(13,882)	$(52,151)	$(14,331)	$(12,741)	$(10,074)	$107,231
Add back:
Share-based compensation	6,994	6,937	6,464	5,549	4,659	3,748	3,026	2,625
Amortization of intangibles	3,587	3,293	3,266	3,303	3,582	3,626	3,524	3,652
Impairment related and other costs	308	736	104	38,805	123	119	45	456
Transaction expenses	70	154	62	—	47	108	630	262
Other (income) loss, net	(1,493)	52	(96)	(204)	90	15	(2,831)	(131)
Acquired businesses' deferred revenue	677	678	557	505	476	483	478	539
Impact of non-cash income tax (benefit) expense items	34	—	—	—	—	88	39	(13,981)
Loss (income) from discontinued operations	2,389	2,312	2,331	2,140	2,081	2,079	3,842	(102,019)
Impact of non-controlling interests (NCI) for discontinued operations	(146)	(166)	(181)	(159)	(110)	(101)	(235)	(832)
Non-GAAP net income (loss)	$(2,345)	$(1,286)	$(1,375)	$(2,212)	$(3,383)	$(2,576)	$(1,556)	$(2,198)

GAAP net income (loss) per diluted share:	$(0.40)	$(0.41)	$(0.37)	$(1.40)	$(0.38)	$(0.35)	$(0.27)	$2.94
Add back:
Share-based compensation	0.19	0.18	0.17	0.15	0.12	0.10	0.08	0.07
Amortization of intangibles	0.10	0.09	0.09	0.09	0.10	0.10	0.10	0.10
Impairment related and other costs	0.01	0.02	—	1.04	—	0.01	—	0.01
Transaction expenses	—	0.01	—	—	—	—	0.02	0.01
Other (income) loss, net	(0.04)	—	—	(0.01)	—	—	(0.08)	—
Acquired businesses' deferred revenue	0.02	0.02	0.01	0.01	0.01	0.01	0.01	0.01
Impact of non-cash income tax benefit items	—	—	—	—	—	—	—	(0.38)
Loss (income) from discontinued operations	0.06	0.06	0.06	0.06	0.06	0.06	0.10	(2.80)
Impact of non-controlling interests (NCI) for discontinued operations	—	—	—	—	—	—	—	(0.02)
Non-GAAP net income (loss) per diluted share	$(0.06)	$(0.03)	$(0.04)	$(0.06)	$(0.09)	$(0.07)	$(0.04)	$(0.06)

Shares used in calculation of GAAP net income (loss) per share attributable to Actua:
Basic	36,842	37,123	37,146	37,190	37,293	36,760	36,776	35,865
Diluted	36,842	37,123	37,146	37,190	37,293	36,760	36,776	36,421

Shares used in calculation of non-GAAP net income (loss) per share attributable to Actua:
Basic	36,842	37,123	37,146	37,190	37,293	36,760	36,776	35,865
Diluted	36,842	37,123	37,146	37,190	37,293	36,760	36,776	35,865

Actua Corporation
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures (Continued)
(In thousands, except per share data)
(Unaudited)

	2015				2016
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
GAAP Net income (loss) attributable to Actua:	$(14,765)	$(15,282)	$(13,882)	$(52,151)	$(14,331)	$(12,741)	$(10,074)	$107,231
Add back:
Share-based compensation	6,994	6,937	6,464	5,549	4,659	3,748	3,026	2,625
Amortization of intangibles	3,587	3,293	3,266	3,303	3,582	3,626	3,524	3,652
Impairment related and other costs	308	736	104	38,805	123	119	45	456
Transaction expenses	70	154	62	—	47	209	630	262
Other (income) loss, net	(1,493)	52	(96)	(204)	90	15	(2,831)	(131)
Acquired businesses' deferred revenue	677	678	557	505	476	483	478	539
Impact of non-cash income tax (benefit) expense items	34	—	—	—	—	88	39	(13,981)
Loss (income) from discontinued operations	2,389	2,312	2,331	2,140	2,081	2,079	3,842	(102,019)
Impact of non-controlling interests (NCI) for discontinued operations	(146)	(166)	(181)	(159)	(110)	(101)	(235)	(832)
Interest expense (income), net	17	(4)	(2)	8	36	45	(4)	(162)
Income tax expense (current/cash only)	141	—	59	(38)	24	146	(6)	480
Depreciation	538	493	504	514	515	555	558	569
Adjusted EBITDA	$(1,649)	$(797)	$(814)	$(1,728)	$(2,808)	$(1,729)	$(1,008)	$(1,311)

GAAP Cost of revenue	$6,859	$7,011	$6,663	$6,887	$6,722	$7,288	$7,441	$7,735
Share-based compensation	23	$33	$48	$36	32	22	21	$32
Adjusted Cost of revenue	$6,836	$6,978	$6,615	$6,851	$6,690	$7,266	$7,420	$7,703

GAAP Sales and marketing	$8,438	$8,922	$9,551	$8,921	$10,119	$10,461	$10,281	$9,946
Share-based compensation	55	78	99	98	88	72	73	82
Adjusted Sales and marketing	$8,383	$8,844	$9,452	$8,823	$10,031	$10,389	$10,208	$9,864

GAAP General and administrative	$13,953	$14,394	$12,542	$13,627	$12,326	$11,372	$11,228	$12,010
Share-based compensation	6,896	6,667	6,159	5,287	4,425	3,552	2,827	2,370
Adjusted General and administrative	$7,057	$7,727	$6,383	$8,340	$7,901	$7,820	$8,401	$9,640

GAAP Research and development	$4,464	$4,940	$4,973	$4,619	$5,307	$5,388	$5,411	$5,536
Share-based compensation	45	134	158	128	114	102	105	141
Adjusted Research and development	$4,419	$4,806	$4,815	$4,491	$5,193	$5,286	$5,306	$5,395

About Actua’s Non-GAAP Financial Measures

This release contains non-GAAP financial measures.  The tables above reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.  Actua strongly urges investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release.

Actua’s management believes that its non-GAAP financial measures provide useful information to investors because they allow investors to view the business through the eyes of management and provide meaningful supplemental information regarding Actua’s operating results, as they exclude amounts that Actua excludes as part of its monitoring of operating results and assessment of the performance of the business.

Actua presents the following non-GAAP financial measures in this release:  (1) non-GAAP net income (loss) (which term may be used interchangeably with adjusted net income (loss) by management during quarterly earnings presentations), (2) non-GAAP net income (loss) per diluted share (which term may be used interchangeably with adjusted net income (loss) per diluted share by management during quarterly earnings presentations), (3) Adjusted EBITDA, (4) Adjusted Cost of revenue, (5) Adjusted Sales and marketing, (6) Adjusted General and administrative and (7) Adjusted Research and development.  Actua excludes items from these non-GAAP financial measures as described below.

Non-GAAP net income (loss) excludes from GAAP net income (loss) the following items:

  Share-based compensation.  Actua excludes share-based compensation expenses and other expenses associated with equity granted to employees and non-employee directors primarily because they are non-cash expenses that Actua does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of these expenses facilitates the comparison of results over different time periods and the comparison of Actua’s results with results of other companies.

  Amortization of intangibles.  Actua excludes amortization of acquired intangibles, which consists primarily of customer relationships and technology, because they are expenses that Actua does not consider part of ongoing operating results when assessing the performance of its business, and Actua believes that doing so facilitates comparisons to its historical operating results and to the results of other companies.

  Impairment related and other costs.  Actua excludes the effect of impairment related and other costs, which primarily include impairment charges, revaluation of contingent consideration, restructuring and severance fees, settlement costs and other one-time costs, because Actua does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on Actua’s operations.

  Transaction expenses.  Actua excludes the effect of acquisition related expenses because Actua does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on Actua’s operations.

  Other income (loss), net.  Actua excludes the effect of other income (loss), net, which primarily includes transaction-driven gains and losses, as well as certain foreign currency impacts, because Actua does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on Actua’s operations.

  Acquired businesses’ deferred revenue.  Actua includes acquired businesses’ previously deferred revenues that are not recognized under GAAP because Actua considers them a part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on its operations.

  Impact of non-cash income tax benefit items.  Actua excludes the impact of any non-cash income tax benefit items as Actua believes it is useful for investors to understand the effect of this item and does not consider them a part of ongoing operating results when assessing the performance of its business.

  Income (loss) from discontinued operations.  Actua excludes the income (loss) from discontinued operations as Actua believes it is useful for investors to understand the effect of these items for all periods presented and does not consider them a part of ongoing operating results when assessing the performance of its business.

  Impact of non-controlling interests (NCI) for discontinued operations.  Actua does not own 100% of the discontinued operations presented.  Therefore Actua excludes the impact of the NCI on discontinued operations as Actua believes it is useful for investors to understand the effect of this item for all periods presented as compared to what has historically been provided as Actua does not consider them a part of ongoing operating results when assessing the performance of its business.

Non-GAAP net income (loss) per diluted share is calculated as follows:

  Non-GAAP net income (loss) (as defined above) is the numerator.

  Shares used in calculation of non-GAAP net income (loss) per diluted share.  For periods where GAAP and non-GAAP net income (loss) are both losses, Actua uses the same number of shares used to calculate GAAP and non-GAAP net loss per share.  For periods where GAAP and non-GAAP net income (loss) are both income, Actua uses the same number of shares used to calculate GAAP and non-GAAP net income per diluted share.  For periods where GAAP net income (loss) is a loss but non-GAAP net income (loss) is income, Actua includes the impact of incremental dilutive securities for the period to determine non-GAAP net income per diluted share.  For periods where GAAP net income (loss) is income but non-GAAP net income (loss) is a loss, Actua excludes the impact of incremental dilutive securities for the period to determine non-GAAP net loss per diluted share.

Adjusted EBITDA excludes from GAAP net income (loss) the following items:

  Share-based compensation.  Actua excludes share-based compensation expenses and other expenses associated with equity granted to employees and non-employee directors primarily because they are non-cash expenses that Actua does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of these expenses facilitates the comparison of results over different time periods and the comparison of Actua’s results with results of other companies.

  Amortization of intangibles.  Actua excludes amortization of acquired intangibles, which consists primarily of customer relationships and technology, because they are expenses that Actua does not consider part of ongoing operating results when assessing the performance of its business, and Actua believes that doing so facilitates comparisons to its historical operating results and to the results of other companies.

  Impairment related and other costs.  Actua excludes the effect of impairment related and other costs, which primarily include impairment charges, restructuring and severance fees, settlement costs and other one-time costs, because Actua does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on Actua’s operations.

  Transaction expenses.  Actua excludes the effect of acquisition related expenses because Actua does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on Actua’s operations.

  Other income (loss), net.  Actua excludes the effect of other income (loss), net, which primarily includes transaction-driven gains and losses and revaluation of contingent consideration, as well as certain foreign currency impacts because Actua does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on Actua’s operations.

  Acquired businesses’ deferred revenue.  Actua includes acquired businesses’ previously deferred revenues that are not recognized under GAAP because Actua considers them a part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on its operations.

  Impact of non-cash income tax benefit items.  Actua excludes the impact of any non-cash income tax benefit items as Actua believes it is useful for investors to understand the effect of this item and Actua does not consider them a part of ongoing operating results when assessing the performance of its business.

  Income (loss) from discontinued operations.  Actua excludes the income (loss) from discontinued operations as Actua believes it is useful for investors to understand the effect of these items for all periods presented and does not consider them a part of ongoing operating results when assessing the performance of its business.

  Impact of non-controlling interests (NCI) for discontinued operations.  Actua does not own 100% of the discontinued operations presented.  Therefore Actua excludes the impact of the NCI on discontinued operations as Actua believes it is useful for investors to understand the effect of this item for all periods presented as compared to what has historically been provided as Actua does not consider them a part of ongoing operating results when assessing the performance of its business.

  Interest expense (income), net.  Actua excludes income and expense from interest as Actua believes it is useful for investors to understand the effect of these items for all periods presented and does not consider them a part of ongoing operating results when assessing the performance of its business.

  Income tax expense (current/cash only).  Actua excludes the impact of any current, cash income tax expense as Actua believes it is useful for investors to understand the effect of this item and does not consider them a part of ongoing operating results when assessing the performance of its business.

  Depreciation.  Actua excludes depreciation expense as Actua believes it is useful for investors to understand the effect of these items for all periods presented and does not consider them a part of ongoing operating results when assessing the performance of its business.

Adjusted Cost of revenue excludes from GAAP Cost of revenue operating expenses the following item:

  Share-based compensation. Actua excludes share-based compensation expenses and other expenses associated with equity granted to employees and non-employee directors in the cost of revenue category on Actua's statements of operations primarily because they are non-cash expenses that Actua does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of these expenses facilitates the comparison of results over different time periods and the comparison of Actua’s results with results of other companies.

Adjusted Sales and marketing excludes from GAAP Sales and marketing operating expenses the following item:

  Share-based compensation. Actua excludes share-based compensation expenses and other expenses associated with equity granted to employees and non-employee directors in the sales and marketing category on Actua's statements of operations primarily because they are non-cash expenses that Actua does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of these expenses facilitates the comparison of results over different time periods and the comparison of Actua’s results with results of other companies.

Adjusted General and administrative excludes from GAAP General and administrative operating expenses the following item:

  Share-based compensation. Actua excludes share-based compensation expenses and other expenses associated with equity granted to employees and non-employee directors in the general and administrative category on Actua's statements of operations primarily because they are non-cash expenses that Actua does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of these expenses facilitates the comparison of results over different time periods and the comparison of Actua’s results with results of other companies.

Adjusted Research and development excludes from GAAP Research and development operating expenses the following item:

  Share-based compensation. Actua excludes share-based compensation expenses and other expenses associated with equity granted to employees and non-employee directors in the research and development category on Actua's statements of operations primarily because they are non-cash expenses that Actua does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of these expenses facilitates the comparison of results over different time periods and the comparison of Actua’s results with results of other companies.

Actua believes that the following considerations apply to the non-GAAP financial measures that it presents:

  Actua’s management uses non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, adjusted EBITDA, adjusted cost of revenue, adjusted sales and marketing, adjusted general and administrative and adjusted research and development in internal reports used by management in monitoring and making decisions regarding Actua’s business, including in monthly financial reports prepared for management and in periodic reports to Actua’s Board of Directors.

  An important limitation of Actua’s non-GAAP financial measures is that they exclude expenses or cash flows, some of which may be significant, that are required by GAAP to be recorded.  In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges to exclude from the non-GAAP financial measures.

To mitigate the limitations associated with non-GAAP financial measures, Actua reconciles its non-GAAP financial measures to the nearest comparable GAAP financial measures and recommends that investors and potential investors do not give undue weight to its non-GAAP financial measures.

Investor inquiries:
Karen Greene
Actua
Investor Relations
610.727.6900
IR@actua.com